Independent Auditors' Report

To the Board of Directors and Stockholders of Somerset Savings Bank:

    We have audited the consolidated balance sheets of Somerset Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Somerset Savings Bank and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

    As discussed in Note 2 to the consolidated financial statements, the Bank is operating under a cease and desist order (the "Order") as issued by the Federal Deposit Insurance Corporation ("FDIC") in March 1991 and as modified in November 1993. The Order required, among other things, the Bank to increase its Tier 1 leverage capital ratio to at least 6.0% by June 30, 1995. At December 31, 1996, the Bank was not in compliance with the Order's capital requirement. The Bank submitted a revised capital/profit plan (the "1996 Capital Plan") to the FDIC and to the Massachusetts Division of Banks, which contemplates that the Bank will increase its Tier 1 leverage capital ratio solely through the accumulation of retained earnings, and that the Bank will achieve a Tier 1 leverage capital ratio of 6.0% during the second quarter of 1997. The 1996 Capital Plan was approved by the FDIC and projects the continued resolution of nonperforming assets and sustained profitability.


/s/ Wolf & Company, P.C.

Boston, Massachusetts
February 4, 1997

Consolidated Balance Sheets

--------------------------------------------------------------------------------
                                                              December 31,
--------------------------------------------------------------------------------
                                                        1996               1995
--------------------------------------------------------------------------------
                                                             (In Thousands)

ASSETS

Cash and due from banks (note 3) ...................   $ 6,942          $ 6,304
Federal Home Loan Bank overnight deposits ..........     1,000            6,000
Interest-bearing deposits in other banks ...........       277              277
--------------------------------------------------------------------------------
  Total cash and cash equivalents ..................     8,219           12,581
--------------------------------------------------------------------------------
Investment securities -- fair value
  $87,633,000 and $61,845,000 (notes 4 and 9) ......    88,065           61,530
Loans, net of unearned income ......................   394,956          403,880
Allowance for loan losses ..........................    (6,236)          (7,136)
--------------------------------------------------------------------------------
  Loans, net (notes 5, 9 and 15) ...................   388,720          396,744
--------------------------------------------------------------------------------
Other real estate owned, net (note 6) ..............     8,910           11,496
Land, buildings and equipment, net (note 7) ........    12,575           12,621
Accrued interest receivable ........................     3,048            3,014
Federal Home Loan Bank of Boston stock, at cost ....     4,422            4,422
Deferred income taxes (note 10) ....................     1,450            1,000
Other assets .......................................     1,933            3,028
--------------------------------------------------------------------------------
                                                     $ 517,342        $ 506,436
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits (note 8) .................................. $ 442,535        $ 434,007
Borrowed funds (note 9) ............................    40,447           40,447
Other liabilities (note 12) ........................     4,512            4,947
--------------------------------------------------------------------------------
  Total liabilities ................................   487,494          479,401
--------------------------------------------------------------------------------

Commitments and contingencies (notes 2 and 11)

Stockholders' equity (notes 2 and 13):
    Serial preferred stock, $1.00 par value;
      5,000,000 shares authorized, none issued
      and outstanding ..............................        --               --

    Common stock, $1.00 par value; 20,000,000
      shares authorized, 16,651,602 shares
      issued and outstanding .......................    16,652           16,652
   Additional paid-in capital ......................    18,597           18,597
   Retained deficit ................................    (5,401)          (8,214)
--------------------------------------------------------------------------------
     Total stockholders' equity ....................    29,848           27,035
--------------------------------------------------------------------------------
                                                     $ 517,342        $ 506,436
================================================================================

          See accompanying notes to consolidated financial statements.

Consolidated Statements of Operations

----------------------------------------------------------------------------------------------------
                                                                   Years Ended December 31,
----------------------------------------------------------------------------------------------------
                                                           1996              1995             1994
----------------------------------------------------------------------------------------------------
                                                               (In Thousands, Except Per Share Data)
Interest and dividend income:
  Loans ............................................      $ 35,521         $ 36,350         $ 34,326
  Mortgage-backed securities .......................         4,617            3,498            2,762
  Other debt securities ............................            91               --               25
  Equity securities ................................           326              346              322
  Short-term investments ...........................           303              242               61
----------------------------------------------------------------------------------------------------
    Total interest and dividend income .............        40,858           40,436           37,496
----------------------------------------------------------------------------------------------------
Interest expense:
  Deposits .........................................        20,202           18,932           16,325
  Borrowed funds ...................................         2,126            3,841            2,818
----------------------------------------------------------------------------------------------------
    Total interest expense .........................        22,328           22,773           19,143
----------------------------------------------------------------------------------------------------
Net interest income ................................        18,530           17,663           18,353
Provision for loan losses (note 5) .................         1,200            1,200            1,800
----------------------------------------------------------------------------------------------------
    Net interest income
      after provision for loan losses ..............        17,330           16,463           16,553
----------------------------------------------------------------------------------------------------

Other income:

  Net gain (loss) on sales of loans ................            43               54              (32)
  Service charges on deposit accounts ..............           587              587              609
  Miscellaneous ....................................           427              415              378
----------------------------------------------------------------------------------------------------
    Total other income .............................         1,057            1,056              955
----------------------------------------------------------------------------------------------------
Operating expenses:
  Salaries and employee benefits (notes 12 and 14)..         6,869            6,476            6,085
  Occupancy and equipment (notes 7 and 11) .........         1,536            1,535            1,613
  Data processing ..................................           521              447              357
  Legal and professional fees ......................           810              662              814
  FDIC insurance assessments .......................         1,040            1,189            1,296
Costs associated with problem assets ...............         1,873            2,384            4,114
Net loss on other real estate owned (note 6) .......           855            2,257            9,270
Other general and administrative ...................         2,510            2,491            2,295
----------------------------------------------------------------------------------------------------
Total operating expenses ...........................        16,014           17,441           25,844
----------------------------------------------------------------------------------------------------
Income (loss) before income taxes ..................         2,373               78           (8,336)
Income tax provision (benefit) (note 10) ...........          (440)          (1,000)               7
----------------------------------------------------------------------------------------------------
Net income (loss)  .................................        $2,813          $ 1,078         $ (8,343)
====================================================================================================
Net income (loss) per share ........................         $0.17           $ 0.06          $ (0.50)
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Weighted average shares outstanding ................        16,652           16,652            16,652
====================================================================================================

See accompanying notes to consolidated financial statements.

Consolidated Statements of Changes in
Stockholders' Equity

----------------------------------------------------------------------------------------------------------------------
                                  Years Ended December 31, 1996, 1995 and 1994
----------------------------------------------------------------------------------------------------------------------

                                                           Additional                       Unearned         Total
                                            Common          Paid-in         Retained      Compensation    Stockholders
                                             Stock          Capital          Deficit         -ESOP           Equity
----------------------------------------------------------------------------------------------------------------------
                                                                         (in Thousands)
Balance at December 31, 1993 .............. $16,652        $ 20,842         $  (949)        $(3,294)        $ 33,251
Net loss ..................................      --              --          (8,343)             --           (8,343)
Amortization of ESOP obligation ...........      --              --              --             516              516
----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1994 ..............  16,652          20,842          (9,292)         (2,778)          25,424
Net income ................................      --              --           1,078              --            1,078
Amortization of ESOP obligation                  --              --              --             451              451
Termination of ESOP (note 14) .............      --          (2,245)             --           2,327               82
----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1995 ..............  16,652          18,597          (8,214)             --           27,035
Net income ................................      --              --           2,813              --            2,813
----------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996 .............. $16,652        $ 18,597         $(5,401)        $    --         $ 29,848
======================================================================================================================

           See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Years Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                                                                              1996            1995           1994
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         (In Thousands)
Cash flows from operating activities:
   Net income (loss) .................................................................      $  2,813       $   1,078       $ (8,343)
   Adjustments to reconcile net income (loss) to net cash
         provided by operating activities:
     Provision for loan losses .......................................................         1,200           1,200          1,800
     Net amortization (accretion) of premiums and
         discounts on investment securities ..........................................             8             (97)             6
     Amortization of net deferred loan fees and unearned income ......................        (1,150)         (1,274)          (965)
     Amortization of ESOP obligation .................................................            --             451            516
     Depreciation and amortization expense ...........................................           625             600            654
     Loans originated for sale .......................................................        (8,626)         (7,059)            --
     Principal balance of loans sold .................................................         8,626           7,059             --
     Net (gain) loss on sales of portfolio loans .....................................            --              --             32
     Gain on sale of building ........................................................            --             (83)            --
     Net loss on other real estate owned .............................................           855           2,257          9,270
     Increase in accrued interest receivable .........................................           (34)           (245)           (47)
     Deferred income tax benefit .....................................................          (450)         (1,000)            --
     (Increase) decrease in other assets .............................................         1,095          (1,012)         2,320
     Increase (decrease) in other liabilities ........................................          (435)            616            266
------------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by operating activities ...................................         4,527           2,491          5,509
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
  Proceeds from maturities and call of investment securities .........................         1,469              --          1,000
  Purchase of investment securities ..................................................       (34,650)         (5,797)       (28,973)
  Principal payments received on mortgage-backed securities ..........................         6,638           2,812          6,876
  Purchase of Federal Home Loan Bank of Boston stock .................................            --            (572)          (367)
  Purchase of loans ..................................................................            --              --        (10,790)
  Proceeds from sales of loans .......................................................            --              --          6,671
  Net (increase) decrease in loans ...................................................         4,896            (502)        (1,750)
  Proceeds from sales and principal reductions of other real estate owned ............         4,852          20,596         17,511
  Improvements to other real estate owned ...........................................            (43)         (5,995)        (2,318)
  Purchase of equipment ..............................................................          (579)           (211)          (159)
  Proceeds from sale of building .....................................................            --              96             --
------------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by (used in) investing activities .........................       (17,417)         10,427        (12,299)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Net increase (decrease) in deposits ...............................................         8,528          19,512        (15,071)
   Proceeds from issuance of borrowings
      with maturities in excess of three months ......................................        10,000          86,000         33,447
   Repayment of borrowings with
      maturities in excess of three months ...........................................       (10,000)       (116,000)       (10,000)
------------------------------------------------------------------------------------------------------------------------------------
         Net cash provided by (used in) financing activities .........................         8,528         (10,488)         8,376
------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents .................................        (4,362)          2,430          1,586
Cash and cash equivalents at beginning of year .......................................        12,581          10,151          8,565
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year .............................................      $  8,219       $  12,581       $ 10,151
====================================================================================================================================

Supplementary Cash Flow Information:

Interest paid on deposits ............................................................      $ 20,276       $  19,187       $ 16,477
Interest paid on borrowed funds ......................................................         2,142           3,978          2,619
Property acquired in settlement of loans .............................................         3,078           7,492          5,440

          See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements

1.  Summary of Significant Accounting Policies

Basis of presentation and consolidation

    The consolidated financial statements include the accounts of Somerset Savings Bank (the "Bank") and its wholly-owned subsidiaries, Somco Investment, Inc., Somrock Corp., SSB Leeway Corp., Jerad Place II Development Corp. and Chestco Corp.

    On March 31, 1994, Somrock Corp. was dissolved. On June 2, 1995, SSB Leeway Corp., Jerad Place II Development Corp. and Chestco Corp. were dissolved. The dissolutions had no significant effect on the consolidated financial statements of the Bank. All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

    In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the consolidated balance sheet date and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of other real estate owned ("OREO") and the valuation of deferred tax assets.

Business

    The Bank provides a broad range of banking and related services to individuals and small businesses through its five offices in eastern Massachusetts. Its principal business consists of attracting deposits from the general public and using such deposits to originate real estate, construction, commercial and consumer loans.

Reclassification

    Certain amounts previously reported have been reclassified to conform to the current year's presentation.

Cash equivalents

    Cash equivalents include amounts due from banks and interest-bearing deposits in banks.

Investment securities

    Debt securities are classified as held to maturity, as there is a positive intent and ability to hold them to maturity, and are recorded at amortized cost.

    Discounts and premiums relating to mortgage-backed securities are amortized to income by the interest or straight-line method over the estimated terms of the investments. Income using the straight-line method would not differ materially if accounted for on the interest method. Discounts and premiums relating to other investment securities are amortized to income by the interest method over the terms of the investments. The investment in Savings Bank Life Insurance stock is carried at cost, as there is no readily determinable fair value. Gains and losses on the disposition of investment securities are recorded on the trade date and computed by the specific identification method.

Loans

    The Bank grants mortgage, commercial and consumer loans to customers located primarily in eastern Massachusetts. The ability of the Bank's debtors to honor their contracts is dependent upon the real estate and construction economic sectors, as well as the economy in general.

    Interest on loans is recognized on a simple interest basis. Unearned income on loans consists primarily of net deferred loan fees and discounts resulting from preferential financing terms on sales of OREO. Net deferred loan fees and discounts on loans relating to sales of OREO are accreted on the interest method over the contractual life of the loan. Interest on loans, including impaired loans, and accretion of net deferred fees is not recognized when the collection of interest or principal is ninety days or more past due, or earlier when in the judgment of management collectibility of either principal or interest becomes doubtful. When a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income.

Allowance for loan losses

    The adequacy of the allowance for loan losses is evaluated on a regular basis by management. Factors considered in evaluating the adequacy of the allowance include previous loss experience, current economic conditions and their effect on borrowers, the performance of individual loans in relation to contract terms, the risk characteristics of the loan portfolio and the estimated fair value of collateral. Provisions for loan losses charged to operations are based upon management's judgment, reflective of information available at the time, of the amount necessary to maintain the allowance at a level adequate to absorb reasonable foreseeable losses. Losses are charged against the allowance when management believes the collectibility of the principal is unlikely. Recoveries on loans previously charged-off are credited to the allowance. While management believes the allowance to be adequate, it should be noted that it is based on estimates and ultimate losses may vary from the estimates if future conditions differ substantially from the assumptions used in making the evaluation. It is possible that future events may result in additional charge-offs or recoveries and changes in the level of the allowance for loan losses. Further, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additional provisions to the allowance based on judgments different from those of management.

    The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," on January 1, 1995. Under this Statement, a loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans which have been identified as impaired have been measured by the fair value of existing collateral.

    The Statement is not applicable to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment. Accordingly, the Bank has not applied SFAS No. 114 to its consumer loan portfolio.

    SFAS No. 114 also limits the classification of loans as in-substance foreclosures to situations where the creditor actually receives physical possession of the debtor's assets. Accordingly, upon adoption of SFAS No. 114, the Bank transferred loans previously classified as in-substance foreclosures in the amount of $3,512,000 to its impaired loan portfolio and transferred $546,000 from the allowance for OREO losses to the allowance for loan losses.

    The adoption of SFAS No. 114 had no effect on the Bank's assessment of the overall adequacy of the allowance for loan losses. The restatement of previously issued financial statements to conform with SFAS No. 114 was expressly prohibited.

Other real estate owned

    OREO is comprised of properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure and, prior to January 1, 1995, properties considered repossessed in-substance. Upon the adoption of SFAS No. 114 on January 1, 1995, all in-substance foreclosed assets that were not in the Bank's possession were reclassified to loans. Related loss allowances were also reclassified. OREO is recorded at the lower of the carrying value of the loan or the net fair value of the property received. Loan losses arising from the acquisition of such properties are charged against the allowance for loan losses. Costs relating to development and improvement of property are capitalized, while operating expenses and any subsequent provisions to reduce the carrying value to fair value less costs to sell are charged to current period operations. Gains and losses upon disposition are reflected in operations as realized.

    Losses resulting from preferential financing terms offered to facilitate sales of OREO are recognized at the time of sale.

    During the third quarter of 1994, management announced its intention to accelerate the disposition of nonperforming assets and was actively considering a bulk sale of certain OREO properties. As part of this plan, additional provisions for OREO losses were established. Subsequently, management concluded that it would be more economically advantageous to abandon the bulk sale and instead dispose of such assets in separate transactions. The additional provisions taken during the third quarter of 1994 were maintained to facilitate accelerated sale transactions.

Land, buildings and equipment

    Land is carried at cost. Buildings, leasehold improvements and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the terms of the leases, if shorter. It is the Bank's practice to charge the cost of maintenance and repairs to operations when incurred; major expenditures for improvements are capitalized and depreciated.

Income taxes

    The Bank recognizes income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of the Bank's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. A valuation allowance is established if, based upon available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Pension

    The Bank accounts for pension plan benefits on the net periodic pension cost method. This method recognizes the compensation cost of an employee's pension benefit over the employee's approximate service period. Pension costs are funded in the year of accrual using the aggregate cost method.

Employee stock ownership plan ("ESOP")

    Compensation expense is recognized based on cash contributions paid or committed to be paid to the ESOP. All shares held by the ESOP have been deemed outstanding for purposes of earnings per share calculations. The value of unearned compensation to be contributed to the ESOP for future services not yet performed was reflected in stockholders' equity on the consolidated balance sheet. Effective December 31, 1995, the Bank terminated the Employee Stock Ownership Plan. Accordingly, the excess of the amount of ESOP debt payable to the Bank, at that date, over the fair value of the unallocated shares held by the ESOP was charged to additional paid-in capital.

Stock compensation plans

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees," whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under the Bank's stock option plan generally have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. The Bank has elected to remain with the accounting in Opinion No. 25 and as a result, must make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. The disclosure requirements of this Statement are effective for the Bank's consolidated financial statements for the year ended December 31, 1996. The pro forma disclosures include the effects of all awards granted on or after January 1, 1995. (See note 13.)

Interest-rate exchange agreements

    Interest-rate exchange agreements (swaps) designated as hedges against future fluctuations in the interest rates of specifically identified assets or liabilities are accounted for on the same basis as the underlying asset or liability, which is amortized cost. Net interest income (expense) resulting from the differential between exchanging floating and fixed-rate interest payments is recorded on a current basis in the interest income or expanse account related to the asset or liability being hedged.

Earnings per share

    Earnings per share computations are based on the weighted average number of shares outstanding during each period. The dilutive effect of stock options granted is not material.

2.  Capital and Related Matters

    The Bank is subject to various regulatory capital requirements administered by the Federal Deposit Insurance Corporation ("FDIC"). Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined) to average and risk-weighted assets (as defined).

    In March 1991, the Bank consented to the issuance of a regulatory order (the "Order") by the FDIC. On November 15, 1993, the FDIC issued, with the Bank's consent, a Modification of the Order (the "Modification"). The Modification required the Bank to have a ratio of Tier 1 leverage capital to total assets (a "Tier 1 leverage capital ratio") of at least 6.0% by June 30, 1995. The Bank's Tier I leverage capital ratio was 5.79% at December 31, 1996. As long as the Order remains in effect, if the Bank's Tier 1 leverage capital ratio at the end of a month is less that 6.0%, the Bank is required to submit to its regulators a written plan for increasing its Tier I leverage capital ratio to at least 6.0%. The Bank has submitted a revised capital/profit plan (the "1996 Capital Plan") to the FDIC and the Massachusetts Division of Banks. The 1996 Capital Plan contemplates that the Bank will increase its Tier 1 leverage capital ratio solely through the accumulation of retained earnings and was approved by the FDIC in 1996. The Bank currently expects that it will achieve a Tier 1 leverage capital ratio of 6.0% during the second quarter of 1997. In accordance with the Order, the Bank may not declare or pay dividends on its common stock without the prior written consent of the FDIC and the Massachusetts Commissioner of Banks.

    In addition to the regulatory consequences of falling below the respective minimum capital levels set forth in the Order and in the FDIC regulations generally applicable to state-chartered, FDIC-insured institutions such as the Bank, Section 38 of the FDIA requires the FDIC to take prompt corrective supervisory action against undercapitalized institutions. Enacted as part of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"),
Section 38 specifies five capital categories ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") that are used to determine the extent of regulatory oversight that must be exercised. The restrictions become increasingly more severe as an institution's capital category declines.

    As of December 31, 1996, the most recent notification from the FDIC categorized the Bank as adequately capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios as of December 31, 1996 are also presented in the table.

                                                                                                       Minimum To Be
                                                                                                         Adequately
                                                                              For Minimum            Capitalized Under
                                                                                Capital             Prompt Corrective
                                                          Actual            Adequacy Purposes        Action Provisions
                                                    ---------------------------------------------------------------------
                                                    Amount      Ratio      Amount       Ratio        Amount         Ratio
                                                    -----------------    ---------------------      ---------------------
                                                                         (Dollars in Thousands)

Total Capital to Risk Weighted Assets: ........    $34,456      9.39%     $29,359        8.0%       $29,359          8.0%
Tier 1 Capital to Risk Weighted Assets ........     29,848      8.13       14,680        4.0         14,680          4.0
Tier 1 Capital to Average Assets:
   Generally ..................................     29,848      5.79       20,616 to     4.0 to      20,616          4.0
                                                                           25,770        5.0
   Per Order ..................................     29,848      5.79       30,924        6.0            N/A          N/A

    The Bank's ability to achieve the steps generally contemplated by the 1996 Capital Plan to increase profits and capital is dependent on many factors, including the continued resolution of its nonperforming assets and sustained profitability. Failure to achieve the capital targets prescribed by the Order, as amended by the Modification, or to be at least "adequately capitalized" for purposes of Section 38 of the FDIA, exposes the Bank to further restrictions and regulatory actions.

    In connection with the Bank's 1993 Common Stock Offering, the Bank transferred $33,897,000 from additional paid-in capital to retained deficit so as to eliminate the accumulated deficit from the Bank's books, as of September 30, 1993. The transfer was approved by the Commissioner of Banks as required under Massachusetts law.

3.  Cash and Due From Banks

    At December 31, 1996, cash and due from banks of $1,638,000 was utilized to satisfy the reserve and compensating balance requirements of the Federal Reserve Bank.

4.  Investment Securities

    The amortized cost and approximate fair value of investment securities with gross unrealized gains and losses are as follows:

                                                                                    December 31, 1996
                                                               ---------------------------------------------------------
                                                                                  Gross           Gross
                                                               Amortized       Unrealized       Unrealized         Fair
                                                                  Cost            Gains           Losses           Value
                                                               ---------------------------------------------------------
                                                                                      (In Thousands)

Debt securities:
   Federal agency obligations .............................      $ 4,996          $    5          $    22          $ 4,979
                                                                 -------          ------          -------          -------

   Fixed rate mortgage-backed securities
     Federal agency REMICS ................................       27,100              40              744           26,396
     Private issue REMICS .................................           69              --                3               66
                                                                 -------          ------          -------          -------
                                                                  27,169              40              747           26,462
                                                                 -------          ------          -------          -------
   Adjustable rate mortgage-backed securities
     Federal agency REMICS ................................       32,255             416              317           32,354
     Federal agency pass-throughs .........................       22,243             272               79           22,436
                                                                 -------          ------          -------          -------
                                                                  54,498             688              396           54,790
                                                                 -------          ------          -------
Savings Bank Life Insurance stock .........................        1,402              --               --            1,402
                                                                 -------          ------          -------          -------
                                                                 $88,065          $  733          $ 1,165          $87,633
                                                                 =======          ======          =======          =======

                                                                                    December 31, 1995
                                                               ---------------------------------------------------------
                                                                                  Gross           Gross
                                                               Amortized       Unrealized       Unrealized         Fair
                                                                  Cost            Gains           Losses           Value
                                                               ---------------------------------------------------------
                                                                                      (In Thousands)

Debt securities:

   Fixed rate mortgage-backed securities
     Federal agency REMICS .................................    $28,316          $   256          $   230          $28,342
     Private issue REMICS ..................................        192                2                1              193
                                                                -------          -------          -------          -------
                                                                 28,508              258              231           28,535
                                                                -------          -------          -------          -------
   Adjustable rate mortgage-backed securities
     Federal agency REMICS .................................     14,249              247              124           14,372
     Federal agency pass-throughs ..........................     17,364              165               --           17,529
     Private issue pass-throughs ...........................          7               --               --                7
                                                                -------          -------          -------          -------
                                                                 31,620              412              124           31,908
                                                                -------          -------          -------          -------
Savings Bank Life Insurance stock ..........................      1,402               --               --            1,402
                                                                -------          -------          -------          -------
                                                                $61,530          $   670          $   355          $61,845
                                                                =======          =======          =======          =======

  The amortized cost and approximate fair value of federal agency obligations by contractual maturity follows. Actual maturities may differ from contractual maturities because the issuers may have the right to call or repay obligations with or without call or prepayment penalties.

                                               December 31, 1966
                                           -------------------------
                                           Amortized            Fair
                                             Cost              Value
                                           -------------------------
                                                 (In Thousands)

Over 1 to 5 years ...................       $  996            $1,000
Over 5 to 10 years ..................        4,000             3,979
                                            ------            ------
                                            $4,996            $4,979
                                            ======            ======

    Substantially all of the Bank's mortgage-backed securities have contractual maturities in excess of 10 years based upon the maturity of the final scheduled payment. Such securities generally amortize on a regular basis, predominantly monthly, and are subject to prepayment. Taking into account such contractual amortization and expected prepayments, a significant amount of principal reduction will occur within five years.

    There is no readily determinable fair value for Savings Bank Life Insurance stock because of ownership restrictions relating to the stock. Management believes that the carrying value is equivalent to the fair value.

    Mortgage-backed securities with carrying values of $2,697,000 at December 31, 1996 were pledged as collateral against treasury tax and loan deposits and interest-rate exchange agreements.

5.  Loans

      The composition of the loan portfolio at the dates indicated is as follows:

                                                              December 31,
                                                        ------------------------
                                                           1996           1995
                                                        ------------------------
                                                              (In Thousands)
Real estate loans:
   Residential .....................................    $ 150,353     $ 155,180
   Construction ....................................       35,267        24,499
   Commercial ......................................      192,569       201,266
   Second mortgages and equity lines ...............        6,250         5,576
                                                        ---------     ---------
       Total principal balances ....................      384,439       386,521
   Less: Due to borrowers on incomplete loans ......      (12,045)       (6,600)
       Unearned income .............................       (2,277)       (2,960)
                                                        ---------     ---------
          Total real estate loans ..................      370,117       376,961
                                                        ---------     ---------

Commercial loans:
   Secured .........................................       19,414        20,942
   Unsecured .......................................        1,286         1,482
                                                        ---------     ---------
       Total principal balances ....................       20,700        22,425
                                                        ---------     ---------
   Less: Unearned income ...........................         (241)         (221)
                                                        ---------     ---------
          Total commercial loans ...................       20,459        22,204
                                                        ---------     ---------

Other loans:
   Consumer ........................................        2,668         2,942
   Passbook ........................................        1,712         1,773
                                                        ---------     ---------
       Total other loans ...........................        4,380         4,715
                                                        ---------     ---------
          Total loans ..............................      394,956       403,880
   Less: Allowance for loan losses .................       (6,236)       (7,136)
                                                        ---------     ---------
                                                        $ 388,720     $ 396,744
                                                        =========     =========

    At December 31, 1996 and 1995, loans owned by others and serviced by the Bank amounted to approximately $16,752,000 and $12,714,000, respectively, and are not included in the accompanying consolidated financial statements.

      The following is a summary of the recorded investment in impaired loans (see note 1):

                                                              December 31,
                                                        ------------------------
                                                           1996           1995
                                                        ------------------------
                                                              (In Thousands)
Loans with no valuation allowance ......................  $ 9,702       $11,557
Loans with a corresponding valuation allowance .........    1,796         2,010
                                                          -------       -------
Total impaired loans ...................................  $11,498       $13,567
                                                          =======       =======
Corresponding valuation allowance ......................  $   384       $   392
                                                          =======       =======

    At December 31, 1996 and 1995, no additional funds were committed to be advanced in connection with impaired loans.

   At December 31, 1996 and 1995, unpaired loans totaling $5,524,000 and $3,996,000, respectively were on nonaccrual status. Impaired loans totaling $3,798,000 and $7,863,000 at December 31, 1996 and 1995, respectively, are classified as restructured loans and are included in the restructured loan totals below. For the years ended December 31, 1996 and 1995, the average recorded investment in impaired loans amounted to $12,904,000 and $10,910,000, respectively. The Bank recognized $646,000 and $349,000, respectively, of interest income on impaired loans during the period that they were impaired.

   At December 31, 1996 and 1995, nonaccrual loans amounted to $6,203,000 and $4,742,000, respectively.

  At December 31, 1996 and 1995, restructured loans on accrual status amounted to $19,137,000 and $35,336,000, respectively. Interest income that would have been recorded under the original terms of these loans compared to the interest income actually recognized is as follows:

                                                      Years Ended December 31,
                                                      ------------------------
                                                       1996     1995     1994
                                                      ------------------------
                                                           (In Thousands)

Interest income that would have been recorded .....   $2,153   $3,732   $3,417
Interest income recognized ........................    1,523    2,434    2,093
                                                      ------   ------   ------
Interest income forgone ...........................   $  630   $1,298   $1,324
                                                      ======   ======   ======

      An analysis of the allowance for loan losses is as follows:

                                                      Years Ended December 31,
                                                      ------------------------
                                                       1996     1995     1994
                                                      ------------------------
                                                           (In Thousands)

Balance at beginning of year .....................  $ 7,136   $ 8,121  $ 8,254
Provision for loan losses ........................    1,200     1,200    1,800
Recoveries .......................................      949       720      624
                                                    -------   -------  -------
                                                      9,285    10,041   10,678
Loans charged-off ................................   (3,049)   (3,451)  (2,557)
Transfer from allowance for OREO losses
     upon adoption of SFAS No. 114 (see note 1) ..       --       546       --
                                                    -------   -------  -------
     Balance at end of year ......................  $ 6,236   $ 7,136  $ 8,121
                                                    =======   =======  =======

6.  Other Real Estate Owned

    A summary of OREO is as follows:
                                                              December 31,
                                                         ----------------------
                                                          1996            1995
                                                         ----------------------
                                                              (In Thousands)
Raw land and construction projects ...............      $  5,719       $  6,878
One to four family residential property ..........           150            549
Residential condominiums .........................           543             --
Commercial condominiums ..........................            --          1,278
Other commercial property ........................         5,343          6,998
                                                        --------       --------
                                                          11,755         15,703
Deposits received ................................           (18)           (15)
Allowance for losses .............................        (2,827)        (4,192)
                                                        --------       --------
                                                        $  8,910       $ 11,496
                                                        ========       ========

    An analysis of the allowance for losses on OREO is as follows:

                                                      Years Ended December 31,
                                                  ------------------------------
                                                    1996       1995        1994
                                                  ------------------------------
                                                         (In Thousands)
Balance at beginning of year ..................   $ 4,192    $ 7,823    $    --
Provision for losses ..........................       900      2,775      9,211
Losses charged to the allowance ...............    (2,265)    (5,860)    (1,388)
Transfer to allowance for loan losses
  upon adoption of SFAS No. 114 (note 1) ......        --       (546)        --
                                                  -------    -------    -------
Balance at end of year ........................   $ 2,827    $ 4,192    $ 7,823
                                                  =======    =======    =======

    An analysis of the net loss on OREO is as follows:

                                                 Years Ended December 31,
                                            ----------------------------------
                                             1996           1995         1994
                                            ----------------------------------
                                                       (In Thousands)
Provision for losses ...................    $  900       $ 2,775        $9,211
Net loss (gain) on sales ...............       (45)         (518)           59
                                            ------       -------        ------
                                            $  855       $ 2,257        $9,270
                                            ======       =======        ======

    Included in the net loss are interest rate losses resulting from preferential financing terms offered to facilitate sales of OREO. For the years ended December 31, 1996, 1995 and 1994, interest rate losses totaled $56,000, $1,665,000 and $887,000, respectively. Accretion of these amounts included in interest income amounted to $828,000, $927,000 and $686,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

7.  Land, Buildings and Equipment

    A summary of the cost and accumulated depreciation and amortization of land, buildings and equipment and their estimated useful lives is as follows:

                                                            December 31,      Estimated
                                                          --------------        Useful
                                                          1996      1995        Lives
                                                          --------------      ---------
                                                          (In Thousands)
Land ...............................................  $  2,430   $  2,430        --
Buildings ..........................................    11,989     11,913    5-50 years
Leasehold improvements .............................       544        544    3-10 years
Equipment ..........................................     2,596      2,093    3-10 years
                                                      --------    -------
                                                        17,559     16,980
Less: Accumulated depreciation and amortization ....    (4,984)    (4,359)
                                                      --------    -------
                                                      $ 12,575    $12,621
                                                      ========    =======

    Depreciation and amortization expense for the years ended December 31, 1996, 1995 and 1994 amounted to $625,000, $600,000 and $654,000, respectively.

8.  Deposits

   A summary of deposit balances, by type, is as follows:

                                                      Years Ended December 31,
                                                      ------------------------
                                                         1996         1995
                                                      ------------------------
                                                            (In Thousands)
Demand deposits ..............................           18,967     $ 16,274
                                                       --------     --------
NOW accounts .................................           25,142       25,273
Money market deposits ........................           44,463       46,501
Regular and other ............................           69,719       71,861
                                                       --------     --------
    Total savings deposits ...................          139,324      143,635
                                                       --------     --------
Term certificates ............................          284,244      274,098
                                                       --------     --------
                                                       $442,535     $434,007
                                                       ========     ========

    A summary of certificate accounts by maturity, is as follows:

                                                   December 31, 1996
                          -----------------------------------------------------------------------
                            Under $100,000           Over $100,000                 Total
                          -----------------------------------------------------------------------
                                      Weighted                 Weighted                  Weighted
                                       Average                  Average                   Average
                          Amount        Rate        Amount       Rate        Amount        Rate
                          ---------------------  -----------------------   ----------------------
                                                  (Dollars in Thousands)
Within one year ......   $130,672       5.6%       $27,520       5.5%       $158,192       5.6%
One to two years .....     49,083       6.0          6,047       6.1          55,130       6.0
Two to three years ...     31,448       5.9          7,559       6.0          39,007       5.9
Over three years .....     24,389       6.7          7,526       6.7          31,915       6.7
                         --------                  -------                  --------
                         $235,592       5.8        $48,652       5.8        $284,244       5.8
                         ========                  =======                  ========

                                                   December 31, 1995
                          -----------------------------------------------------------------------
                            Under $100,000           Over $100,000                 Total
                          -----------------------------------------------------------------------
                                      Weighted                 Weighted                  Weighted
                                       Average                  Average                   Average
                          Amount        Rate        Amount       Rate        Amount        Rate
                          ---------------------  -----------------------   ----------------------
                                                  (Dollars in Thousands)
Within one year ......   $132,342       5.7%       $19,469       5.6%       $151,811       5.7%
One to two years .....     44,913       6.0          5,801       6.0          50,714       6.0
Two to three years ...     26,913       6.3          3,188       6.5          30,101       6.3
Over three years .....     33,263       6.7          8,209       6.7          41,472       6.7
                         --------                  -------                  --------
                         $237,431       6.0        $36,667       6.0        $274,098       6.0
                         ========                  =======                  ========

9.  Borrowed Funds and Interest-Rate Exchange Agreement

    Borrowings consist of the following advances from the Federal Home Loan Bank of Boston ("FHLBB"):

                                                      Interest           December 31,
                              Maturity Date             Rate           1996        1995
                        -------------------------     --------       --------    --------
                                                                        (In Thousands)
Short-term borrowings:
                        February 23, 1996 ............  5.80%        $    --     $  5,000
                                                                     -------     --------
Long-term borrowings:
                        October 17, 2000 (1)(2) ......  5.49          20,000       20,000
                        October 24, 2000 (1) .........  5.48          10,000       15,000
                        October 2, 2001 (1) ..........  5.53          10,000           --
                        December 1, 2014 .............  5.42             447          447
                                                                     -------     --------
                                                                      40,447       35,447
                                                                     -------     --------
                                                                     $40,447     $ 40,447
                                                                     =======     ========

      (1)   Interest rate adjusts quarterly.

      (2) The Bank has entered into an interest-rate exchange agreement with a notional amount of $20,000,000 that matures on October 17, 2000. This agreement effectively converts this advance from the FHLBB to a fixed-rated instrument with an interest rate of 6.035%.

   The Bank has an available line of credit of $10,295,000 with the FHLBB at an interest rate that adjusts daily. At December 31, 1996 and 1995, no borrowings were outstanding under this line of credit.

   All borrowings from the FHLBB are secured by certain qualified collateral. At December 31, 1996, the Bank had qualified collateral listed with the FHLBB consisting of residential mortgage loans and mortgage-backed securities totaling $146,900,000 representing a maximum borrowing capacity of approximately $119,000,000.

10.  Income Taxes

   The allocation of federal and state income taxes is as follows:

                                                      Years Ended December 31,
                                                    ----------------------------
                                                     1996        1995      1994
                                                    ----------------------------
                                                             (In Thousands)
Current tax provision:
   Federal .....................................    $    --     $    --     $ --
   State .......................................         10          --        7
                                                    -------     -------     ----
                                                         10          --        7
                                                    -------     -------     ----

Deferred:
   Federal .....................................        838          --       --
   State .......................................        110          --       --
                                                    -------     -------     ----
                                                        948          --       --
                                                    -------     -------     ----

   Reversal of valuation reserve
     due to anticipation of future income ......     (1,398)     (1,000)      --
                                                    -------     -------     ----
                                                    $  (440)    $(1,000)    $  7
                                                    =======     =======     ====

   The reasons for the differences between the statutory federal income tax rate of 34% and the effective tax rates are summarized as follows:

                                                                  Years Ended December 31,
                                                              ------------------------------
                                                              1996         1995         1994
                                                              ------------------------------
                                                                      (In Thousands)
Tax at statutory rate of 34% ............................    $   807     $    27     $(2,834)
Increase (decrease) resulting from:
     State income tax, net of federal benefit ...........       (158)       (127)         --
     Change in valuation allowance - net of reduction
       of carryforwards due to change in control ........     (1,077)       (904)      2,850
     Other, net .........................................        (12)          4          (9)
                                                             -------     -------     -------
Income tax provision (benefit) ..........................    $  (440)    $(1,000)    $     7
                                                             =======     =======     =======

   Deferred income taxes relating to temporary differences between the financial reporting basis and the tax basis of the Bank's assets and liabilities are as follows:

                                                            December 31,
                                                        ------------------
                                                        1996          1995
                                                        ------------------
                                                           (In Thousands)
Deferred tax assets:
   Allowance for loan losses .....................    $  3,593     $  3,320
   Writedowns and capitalized expenses on OREO ...       3,763        4,487
   Net operating loss carryforward ...............       2,988        2,626
   Deferred loss on below market rate loans ......         501          816
   Alternative minimum tax credit carryforward ...         294          294
   Other .........................................         357          432
                                                      --------     --------
     Gross deferred assets .......................      11,496       11,975
Valuation allowance ..............................     (10,046)     (10,975)
                                                      --------     --------
Net deferred tax asset ...........................    $  1,450     $  1,000
                                                      ========     ========

    A valuation allowance is established when it is more likely than not that some portion of the deferred income tax asset will not be realized. As of December 31, 1994, management established a valuation allowance for almost all of the net operating loss and tax credit carryforwards. At December 31, 1996, the Bank anticipates that future taxable income will be realized to allow the recognition of $1,450,000 of such benefits.

    A summary of the activity in the valuation allowance applicable to the net deferred tax asset is as follows:

                                                                      Years Ended December 31,
                                                                 ----------------------------------
                                                                   1996          1995         1994
                                                                 ----------------------------------
                                                                           (In Thousands)
Balance at beginning of year ................................    $ 10,975     $ 12,653     $  9,337
Change in assumptions due to anticipation of future income ..      (1,398)      (1,031)          --
Benefits created from current year's operations .............         554           --        3,685
Benefits forfeited during the year ..........................         (85)        (647)        (369)
                                                                 --------     --------     --------

Balance at end of year ......................................    $ 10,046     $ 10,975     $ 12,653
                                                                 ========     ========     ========

    The Bank has included, as a potential asset, a benefit of $513,000 for the forgiveness from taxation of its "thrift status tax bad debt reserve" as of its 1987 base year as a result of its interpretation of tax legislation signed into federal law in August 1996. All of this potential benefit has been fully reserved against and is reflected in the analysis of the valuation reserve as benefits created from the current year's operations.

    As of December 31, 1996, the Bank had a net operating loss carryforward for federal tax purposes of $28,300,000 expiring as follows: $13,900,000, 1997; $5,200,000, 2007; $4,000,000, 2008 and $200,000 in 2009 and $5,000,000 in 2010.
Tax credit carryforwards of approximately $1,100,000 expire in years 2004 through 2010. Alternative minimum tax credit carryforwards of $294,000 have no expiration date and are available to offset regular tax.

    The Bank's 1993 Common Stock Offering resulted in a "change in control" for income tax purposes. As a result, the net operating loss and tax credit carryforwards are limited so that only $177,000 per year can be utilized to offset taxable income generated during the years in the carryforward period which expires in 2008. Accordingly, approximately $19,500,000 of such loss carryforwards and nearly all of the tax credit carryforwards are expected to be lost as a result of the 1993 Offering. The preceding table of gross deferred tax asset items at December 31, 1996 and 1995 reflects the reduction in the available carryforwards due to the change in control.

11.  Commitments and Contingencies

Employment and special termination agreement

    The Bank has entered into a five-year employment agreement with the President providing for specified minimum annual compensation and the continuation of benefits currently received, The agreement is automatically extended on each anniversary date for successive five-year periods unless notice is given prior to the anniversary date. However, such employment may be terminated for cause, as defined, without incurring any continuing obligations. The agreement provides for certain lump-sum severance payments within a three-year period following a "change in control" of the Bank, as defined in the agreement.

Financial instruments with off-balance sheet risk

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit and interest-rate exchange agreements. Such instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets. The contract and notional amounts of these instruments reflect the extent of involvement the Bank has in these particular classes of financial instruments.

    For commitments to extend credit and standby letters of credit, the Bank's exposure to credit loss is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. For interest-rate exchange agreements, the notional amounts do not represent exposure to credit loss. The Bank's credit exposure on these agreements is limited to the value of interest-rate exchange agreements that have become favorable to the Bank.

    The following financial instruments were outstanding at the dates indicated:

                                                                                 Contract or Notional Amount
                                                                                 ---------------------------
                                                                                         December 31,
                                                                                 ---------------------------
                                                                                      1996          1995
                                                                                 ------------   ------------
                                                                                        (In Thousands)
Financial instruments whose contract amounts represent credit risk:
  Unadvanced funds on construction loans ........................................    $12,045    $ 6,600
  Commitments to grant loans ....................................................     15,863      4,255
  Unadvanced funds on lines of credit ...........................................     10,385      8,163
  Standby letters of credit and other guarantees ................................      1,211        909

Financial instruments whose notional amount exceeds the amount of credit risk:
   Interest-rate exchange agreement .............................................     20,000     20,000

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and typically require payment of a fee. The commitments for lines of credit may expire without being drawn upon, and therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case by case basis. Funds disbursed under these financial instruments, except for certain commercial loans and commercial lines of credit, are collateralized by real estate and other business assets.

    Standby letters of credit and other guarantees are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These agreements are primarily issued to support borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Other guarantees are generally collateralized by deposits held by the Bank. Unsecured letters of credit amounted to $211,000, and $111,000 at December 31, 1996 and 1995, respectively.

    Interest-rate exchange agreements are used by the Bank in the management of interest-rate risk. These instruments are currently used to manage interest rate exposure on borrowed funds, and are not used for speculative purposes. The Bank controls the credit risk of such agreements through credit approval and monitoring procedures.

Lease commitments

    Pursuant to the terms of non-cancelable lease agreements in effect at December 31, 1996, future minimum rent commitments aggregate $260,000 through 2001. Certain leases contain options to extend for periods of five years as well as real estate tax escalation clauses. These costs are not included above. Rent expense for the years ended December 31, 1996, 1995 and 1994 amounted to $131,000, $127,000 and $118,000, respectively.

Minimum future rental income

    Pursuant to the terms of a non-cancelable lease agreement, the Bank is committed to lease a portion of its office space to an unrelated third party for a term which expires July 31, 1999. Minimum rental income, arising from this agreement, for the years ended December 31, 1997, 1998 and 1999 amounts to $243,000, $247,000 and $144,000, respectively.

    The lease contains an option to extend for a period of ten years and requires reimbursement for real estate tax increases. The income from this option and reimbursement is not included above. Rental income for the years ended December 31, 1996, 1995 and 1994, amounted to $294,000, $269,000 and
$235,000, respectively.

Contingencies

    In the ordinary course of business, various legal claims are made against the Bank from time to time, and, in the opinion of management, none of these claims pending or threatened as of December 31, 1996 will have a material effect on the Bank's consolidated financial position.

12.  Employee Benefit Plans

Pension plan

    The Bank provides basic and supplemental pension benefits for eligible employees through the Savings Banks Employees Retirement Association's ("SBERA") Pension Plan. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in the previous twelve-month period beginning with such employee's date of employment automatically becomes a participant in the retirement plan. All participants are fully vested upon the completion of three years of service or at age 62, if earlier.

    Net pension expense for the plan years ended October 31, 1996, 1995 and 1994 consisted of the following:

                                                     1996       1995       1994
                                                    ---------------------------
                                                           (In Thousands)
Service cost-benefits earned during year ......     $ 431      $ 327      $ 263
Interest cost on projected benefits ...........       336        341        221
Actual return on plan assets ..................      (598)      (704)      (213)
Net amortization and deferral .................       (13)       (13)       (13)
Amortization of net loss (gain) ...............       288        407       (136)
                                                    -----      -----      -----
                                                    $ 444      $ 358      $ 122
                                                    =====      =====      =====

    Total pension expense for the years ended December 31, 1996, 1995 and 1994 amounted to $447,000, $475,000 and $153,000, respectively.

   According to SBERA's actuary, the funded status of the plan at October 31, 1996 and 1995 (the dates as of which information is available) is as follows:

                                                                   1996         1995
                                                                  -------------------
                                                                     (In Thousands)
Plan assets at fair value ....................................    $ 4,575     $ 3,962
Actuarial present value of projected benefit obligation ......      4,891       4,797
                                                                  -------     -------
Deficiency of plan assets over projected benefit obligation ..       (316)       (835)
Unrecognized net surplus since adoption of SFAS No. 87 .......       (145)       (158)
Unrecognized net loss (gain) .................................       (674)        173
                                                                  -------     -------
Accrued pension cost .........................................    $(1,135)    $  (820)
                                                                  =======     =======

    The accumulated benefit obligation at October 31, 1996 amounted to $3,070,000, which was less than the fair value of plan assets at that date. Of this amount, $3,048,000 is vested and $22,000 is non-vested.

    Actuarial assumptions used to calculate the projected benefit obligation were as follows:

                                                            October 31,
                                                  ------------------------------
                                                   1996        1995        1994
                                                  ------      ------      ------
Discount rate ..............................       7.50%       7.00%       8.00%
Expected long-term rate of return ..........       8.00        8.00        8.60
Annual salary increases ....................       6.00        6.00        6.00

401(k) plan

    In 1995, the Bank adopted a 401(k) savings plan that provides for voluntary contributions by eligible employees ranging from one to fifteen percent of their compensation, subject to certain limitations. Each employee reaching the age of 21 and having completed one year of service is eligible to participate in the plan. Under the terms of the plan, the Bank may at its discretion, match a percentage of the employees' contributions. The Bank's matching contribution is determined on an annual basis and all Bank contributions will be used to purchase the Bank's common stock. For the years ended December 31, 1996 and 1995, the Bank made matching contributions totaling $165,000 and $0, respectively to the plan.

Supplemental compensation agreements

    The former Chairman of the Board and the President have entered into supplemental compensation agreements with the Bank that provide for payments upon attaining age 62 and are subject to certain limitation as set forth in the agreements. The present value of these future payments is provided for over the terms of employment. The expense associated with these agreements totaled $18,000 for each of the years ended December 31, 1996, 1995 and 1994.

13.  Stock Option Plans

    The Bank has 1,009,000 shares of Common Stock reserved for the benefit of directors and certain senior employees under the Amended and Restated 1986 Incentive Stock Option Plan and the 1995 Equity Incentive Plan. Both incentive stock options and non-qualified stock options may be granted with a maximum option term of ten years. The Bank's 1995 Equity Incentive Plan also provides for stock appreciation rights, performance stock units, restricted stock, stock units, book value awards.

       The Bank applies APB Opinion 25 and related Interpretations in accounting for the plans. Accordingly, compensation cost has been recognized to the extent that the quoted market price of the common stock at the date of grant exceeds the amount that the employee is required to pay. Had compensation cost for the Bank's stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method prescribed by SFAS No. 123, the Bank's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                       Years Ended December 31,
                                                       ------------------------
                                                         1996           1995
                                                       --------       ---------
                                                            (In Thousands
                                                        Except Per Share Data)
Net income             As reported .................   $  2,813      $  1,078
                       Pro forma ...................      2,744         1,030
Earnings per share     As reported .................   $   0.17      $   0.06
                       Pro forma ...................       0.16          0.06

    Stock option activity is as follows:

                                                               Years Ended December 31,
                                            -------------------------------------------------------------
                                                   1996                 1995                  1994
                                            -------------------   ------------------    -----------------
                                                       Weighted             Weighted             Weighted
                                                       Average              Average              Average
                                                       Exercise             Exercise             Exercise
                                             Shares     Price     Shares     Price      Shares    Price
                                            -------------------   ------------------    -----------------
Shares under option:
   Outstanding at beginning of period ..     251,750    $ 1.25     48,000    $32.71     48,000    $32.71
   Granted .............................          --        --    251,750      1.25         --        --
   Canceled ............................          --        --    (48,000)   $32.71         --        --
                                             -------              -------               ------
   Outstanding at end of period ........     251,750      1.25    251,750      1.25     48,000     32.71
                                             -------              -------               ------
   Exercisable at end of period ........      50,350      1.00         --        --     48,000     32.71
                                             =======              =======               ======

Weighted average fair value
   of options granted during the year ..     $    --              $  0.89               $   --

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995: dividend yield of 0.0 percent, expected volatility of 58%, risk-free interest rate of 7.42% and expected lives of 6 years.

    Information pertaining to options outstanding at December 31, 1996 is as follows:

                               Options                           Options
                             Outstanding                       Exercisable
            -----------------------------------------    -----------------------
                              Weighted
                               Average        Weighted                  Weighted
                              Remaining       Average                   Average
 Exercise       Number       Contractual      Exercise      Number      Exercise
  Price      Outstanding        Life           Price     Exercisable     Price
---------    -----------     -----------      --------   -----------    --------
 $1.00          83,959        4.2 years        $1.00        50,350      $1.00
  1.25          83,958        4.2 years         1.25             -          -
  1.50          83,833        4.2 years         1.50             -          -
               -------                                      ------
               251,750        4.2 years         1.25        50,350       1.00
               =======                                      ======

14.  Employee Stock Ownership Plan

    In 1986, the Bank established an Employee Stock Ownership Plan and Trust ("ESOP") for the benefit of each employee that has reached the age of 21 and has completed at least 1,000 hours of service. Effective December 31, 1995, the Bank terminated the Plan.

    The Bank had contributed to the Plan for each Plan year an amount determined by the Bank in its discretion and had generally made contributions to the ESOP based on the debt service requirements of the loans payable by the ESOP to the Bank. Participants could also elect to make contributions to the Plan on an after-tax basis in an amount from 1% to 10% of compensation. The Bank matched participation contributions up to 5% of compensation.

    Shares purchased with loan proceeds were held in a suspense account and released for allocation to participants as the loans were repaid. The ESOP had not acquired any unallocated shares since 1989.

    At December 31, 1995, shares held by the ESOP were as follows:

Allocated ................................................       131,490
Committed to be allocated ................................         2,215
Unallocated ..............................................        60,780
                                                                 -------
                                                                 194,485
                                                                 =======

    Upon termination of the ESOP, participants became fully vested in the allocated shares held by the ESOP. As of December 31, 1995, the market value of the unallocated shares, which were sold in the open market during 1996, was approximately $82,000 and loans by the ESOP payable to the Bank amounted to $2,327,000. As a result, the Bank transferred the difference of $2,245,000 from Unearned compensation - ESOP to Additional paid-in capital to reflect the termination of the ESOP.

    Total ESOP compensation expense amounted to $175,000 and $516,000 for the years ended December 31, 1995 and 1994, respectively.

15.  Related Party Transactions

    In the ordinary course of business, the Bank has granted loans to its executive officers and Directors amid their affiliates. The aggregate amount of such loans which exceeded $60,000 in aggregate outstanding to any one individual amounted to $1,429,000 and $1,463,000 at December 31, 1996 and 1995,
respectively. During the year ended December 31, 1996, total principal additions were $4,000 and total principal reductions were $38,000.

16.  Fair Values of Financial Instruments

   The following disclosure of the estimated fair values of financial instruments is made in accordance with the requirements of SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." The estimated fair value amounts have been determined by using available quoted market information or other valuation methodologies permitted under SFAS No. 107.

    The fair value estimates provided are made at a specific point in time, based on relevant market information and the characteristics of the financial instrument. The estimates do not provide for any premiums or discounts that could result from concentrations of ownership of financial instruments. Certain fair value estimates are based on subjective judgments regarding current economic conditions, risk characteristics of the financial instruments, future expected loss experience, prepayment assumptions, and other factors. The resulting estimates involve uncertainties and therefore cannot be determined with precision. Changes made to any of the underlying assumptions could significantly affect the estimates.

    The estimated fair values, and related carrying or notional amounts, of the Bank's financial instruments are as follows:

                                     December 31, 1996      December 31, 1995
                                     ------------------    -------------------
                                     Carrying     Fair      Carrying      Fair
                                      Value      Value       Value       Value
                                     ------------------    -------------------
                                                  (In Thousands)
Assets:
Cash and cash equivalents ......      $8,219      $8,219     $12,581     $12,581
Investment securities ..........      88,065      87,633      61,530      61,845
Federal Home Loan Bank stock ...       4,422       4,422       4,422       4,422
Loans, net .....................     388,720     390,966     396,744     389,445
Accrued interest receivable ....       3,048       3,048       3,014       3,014

Liabilities:
Deposits .......................     442,535     443,620     434,007     435,488
Borrowed funds .................      40,447      39,754      40,447      40,428
Accrued interest payable .......       1,737       1,737       1,827       1,827

                                            Contractual                Contractual
                                            or Notional      Fair      or Notional      Fair
                                               Amount       Value         Amount       Value
                                            -------------------------------------------------
Off-balance sheet financial instruments:
   Commitments to extend credit ........      $39,504      $  --         $19,927       $   --
   Interest-rate exchange agreement ....       20,000        119          20,000         (440)

   The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate fair value.

Cash and cash equivalents

   The carrying values for cash and cash equivalents approximate fair value because of the short-term maturity of these instruments.

Investment securities

   The fair values presented for investment securities are based on quoted bid prices received from securities dealers. The fair value of restricted equity securities approximates carrying value.

Loans

    Fair value estimates are based on loans with similar financial characteristics. Loans have been segregated by homogeneous groups for calculation purposes and presented as single line items for disclosure purposes. Fair value estimates are estimated by discounting contractual cash flows adjusted for prepayment estimates and using discount rates approximately equal to current market rates on loans with similar characteristics and maturities. The fair value of nonaccrual loans was estimated using the estimated fair values of the underlying collateral.

Federal Home Loan Bank stock

    The carrying value for Federal Home Loan Bank stock approximates fair value. If redeemed, the Bank will receive an amount equal to the par value of the stock.

Accrued interest receivable and payable

   The carrying values for accrued interest receivable and payable approximate fair value because of the short-term nature of these financial instruments.

Deposits

    The fair values reported for regular, demand, NOW, and money market accounts are equal to their respective carrying values. The fair values disclosed are, by definition, equal to the amount payable on demand at the reporting date. The fair values reported for term certificates are based upon the discounted value of contractual cash flows. The discount rates are representative of approximate rates currently offered on term certificates with similar remaining maturities.

Borrowed funds

    The value of borrowed funds is estimated by discounting the contractual cash flows at rates currently available to the Bank for debt with similar terms and maturities.

Commitments

    The Bank's commitments for unused lines of credit, unadvanced construction loans, and loan commitments are primarily at floating rates and, accordingly fair value is immaterial.

Financial instruments

    The fair value reported for the interest-rate exchange agreement is based on a dealer quote.

17. Quarterly Data (Unaudited)

    Summaries of consolidated operating results on a quarterly basis are as follows:

                                                     Year Ended December 31, 1996                  Year Ended December 31, 1995
                                             ------------------------------------------     ----------------------------------------
                                             Fourth      Third      Second       First      Fourth      Third      Second     First
                                             Quarter    Quarter     Quarter     Quarter     Quarter     Quarter    Quarter   Quarter
                                             -------    -------     -------     -------     -------     -------    -------   -------
                                                                       (In Thousands, Except Per Share Data)
Interest and dividend income ............    $10,425    $10,241    $ 10,152     $10,040    $ 10,134     $10,372    $10,123    $9,807
Interest expense ........................      5,645      5,579       5,499       5,605       5,703       5,886      5,818     5,366
                                             -------    -------    --------     -------    --------     -------    -------    ------
Net interest income .....................      4,780      4,662       4,653       4,435       4,431       4,486      4,305     4,441
Provision for loan losses ...............        300        300         300         300         300         300        300       300
                                             -------    -------    --------     -------    --------     -------    -------    ------
Net interest income after provision
  for loan losses .......................      4,480      4,362       4,353       4,135       4,131       4,186      4,005     4,141
                                             -------    -------    --------     -------    --------     -------    -------    ------

Other income ............................        310        273         250         224         276         262        311       207
Net loss on OREO ........................        225        198         217         215       1,314         349        320       274
Operating expenses ......................      3,754      3,820       3,852       3,733       3,686       3,761      3,790     3,947
                                             -------    -------    --------     -------    --------     -------    -------    ------
Income (loss) before income taxes .......        811        617         534         411        (593)        338        206       127
Income taxes (1) ........................         --         10        (100)       (350)     (1,000)         --         --        --
                                             -------    -------    --------     -------    --------     -------    -------    ------
Net Income ..............................    $   811    $   607    $    634     $   761    $    407     $   338    $   206    $  127
                                             =======    =======    ========     =======    ========     =======    =======    ======
Net income per share ....................    $  0.05    $  0.04    $   0.04     $  0.05    $   0.02     $  0.02    $  0.01    $ 0.01
                                             =======    =======    ========     =======    ========     =======    =======    ======

      Quarterly per share amounts may not total to the full year due to rounding.

      (1) Refer to "Management's Discussion and Analysis -- Results of Operations -- Provision for Income Taxes" for a discussion regarding the income tax benefit recognized in 1996 and 1995.